Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Annual Report (Form 10-K) of our report dated June 12, 2020 (which includes an explanatory paragraph relating to SCWorx Corp.’s ability to continue as a going concern), on our audit of the consolidated financial statements of SCWorx Corp. as of and for the year ended December 31, 2019 which appears in this Annual Report (Form 10-K).

/s/ WithumSmith+Brown, PC

East Brunswick, New Jersey
May 19, 2021